EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ramtron International Corporation:

We consent to the incorporation by reference in the following registration statements of Ramtron International Corporation of our report dated March 14, 2006, with respect to the consolidated balance sheets of Ramtron International Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Ramtron International Corporation.

Form     Registration Statement       Description
----     ----------------------       ---------------------------------
S-8            333-12265              Stock Option Plan
S-8            333-33554              Stock Option Plan
S-8            333-60594              Stock Option Plan
S-8            333-66252              Stock Option Plan
S-3            333-128653             Acquisition of Goal Semiconductor, Inc.
S-3            333-87404              Debenture warrants and other warrants

/s/ KPMG LLP
------------
KPMG LLP

Denver, Colorado
March 14, 2006
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